UNITED STATES

Securities and Exchange commission

Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities

Pursuant to section 12(b) or (g) of the

Securities exchange act of 1934

APIMEDS PHARMACEUTICALS US, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-1099700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2 East Broad Street 2nd Floor, Hopewell, New Jersey	08425
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Registration A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-282324

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.01 per share (the “Common Stock”), of Apimeds Pharmaceuticals US, Inc., a Delaware corporation (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under the heading “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-282324) initially filed with the U.S. Securities and Exchange Commission on September 25, 2024 (as amended from time to time, the “Registration Statement”). The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on NYSE American LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

APIMEDS PHARMACEUTICALS US, INC.

By:	/s/ Erik Emerson
	Name:	Erik Emerson
	Title:	Chief Executive Officer

Date: March 3, 2025

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